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                                                                    EXHIBIT 23.3

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-4 of The Walt Disney Company of our report dated July 7, 1999 relating to the financial statements of Disney's existing Internet business, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
September 27, 1999